PepGen Reports Second Quarter 2025 Financial Results and Recent Corporate Highlights

– Last patient dosed in 15 mg/kg cohort of FREEDOM-DM1; on track to report topline data from study in early Q4 2025 –

– FREEDOM to conclude with the 15 mg/kg cohort based on splicing and safety data observed to date; clinical sites will begin transitioning to the Phase 2 multiple ascending dose study, FREEDOM2-DM1 –

BOSTON— August 7, 2025-- PepGen Inc. (Nasdaq: PEPG), a clinical-stage biotechnology company advancing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases, today reported financial results and recent corporate highlights for the quarter ended June 30, 2025.

“This quarter, we made further progress in the development of our promising myotonic dystrophy type 1 program, PGN-EDODM1. With class-leading mean mis-splicing correction following a single 10 mg/kg dose, we believe PGN-EDODM1 has the potential to become a best-in-class treatment for patients with DM1,” said James McArthur, PhD, President and CEO of PepGen. “Having recently completed patient dosing in the 15 mg/kg arm of our single ascending dose FREEDOM trial (PGN-EDODM1-101), we look forward to sharing topline data from this cohort in early Q4 2025. Furthermore, the efficacy and emerging safety profile of PGN-EDODM1 supports our decision to conclude the FREEDOM trial with the 15 mg/kg single dose cohort, with the additional benefit of being able to now transition clinical sites to the FREEDOM2 trial (PGN-EDODM1-102), our multiple ascending dose trial. Our FREEDOM2 trial is designed to demonstrate that sustained mis-splicing correction with multiple doses of PGN-EDODM1 can produce meaningful functional improvements in patients with DM1. We’re looking forward to reporting results from the initial dose cohort of FREEDOM2 in the first quarter of 2026.”

Recent Program Updates

PGN-EDODM1: Myotonic Dystrophy Type 1 (DM1)

•
FREEDOM Phase 1 Single Ascending Dose (SAD) Randomized, Placebo-Controlled Clinical Trial of PGN-EDODM1:
o
The Company has completed patient dosing in the 15 mg/kg cohort of the FREEDOM trial and remains on track to report safety, 28-day splicing and functional benefit data from the 15 mg/kg cohort in early fourth quarter of 2025.
o
Based on the robust splicing correction observed at the 5 and 10 mg/kg dose cohorts and the totality of the blinded safety data to date, the Company has decided to conclude dose escalation in the FREEDOM trial with the 15 mg/kg cohort. PepGen will now redirect resources to the FREEDOM2 trial and begin transitioning open clinical sites to the multiple ascending dose (MAD) study.

•
FREEDOM2 Phase 2 Multiple Ascending Dose (MAD) Randomized, Placebo-Controlled Clinical Trial of PGN-EDODM1:

o
The Company expects to report results from the 5 mg/kg cohort of the FREEDOM2 trial in the first quarter of 2026.

Corporate Updates

•
In May 2025, PepGen appointed Kasra Kasraian, PhD, as Chief Technology Officer. Dr. Kasraian brings over 25 years of experience in product and process development, CMC strategy, and technical operations, spanning small and large molecules, as well as cell and gene therapies.
•
In May 2025, the Company presented an oral presentation and two posters at the 2025 Myotonic Dystrophy Foundation (MDF) Conference. PepGen also presented at the 5th Edition of Euro-DyMA's Pharma Day, held in conjunction with the MDF Conference. These presentations highlighted the recently announced FREEDOM clinical data in DM1, as well as proof-of-mechanism preclinical results for PGN-EDODM1.

Financial Results for the Three Months Ended June 30, 2025

•
Cash, Cash Equivalents and Marketable Securities were $74.7 million as of June 30, 2025. Based on currently planned operations, the Company believes that its existing cash, cash, equivalents, and marketable securities will be sufficient to fund its operations into the second quarter of 2026.
•
Research and Development Expenses were $18.4 million for the three months ended June 30, 2025, compared to $25.1 million for the same period in 2024.
•
General and Administrative Expenses were $5.5 million for the three months ended June 30, 2025, compared to $5.4 million for the same period in 2024.
•
Net Loss was $23.1 million, or $(0.70) basic and diluted net loss per share, for the three months ended June 30, 2025, compared to $28.3 million, or $(0.87) basic and diluted net loss per share, for the same period in 2024. PepGen had approximately 32.8 million shares outstanding on June 30, 2025.

About PGN-EDODM1

PGN-EDODM1, PepGen's investigational candidate in development for the treatment of myotonic dystrophy Type 1 (DM1), utilizes the Company's proprietary Enhanced Delivery Oligonucleotide (EDO) technology to restore the normal splicing function of MBNL1, a key RNA splicing protein. PGN-EDODM1 is designed to directly address the deleterious effects of cytosine-uracil-guanine (CUG) repeat expansion in the dystrophia myotonic protein kinase (DMPK) transcripts which sequester MBNL1, by binding to the pathogenic CUG trinucleotide repeat expansion present in the DMPK transcripts, disrupting the binding between the CUG repeat expansion and MBNL1. DM1 is a progressively disabling, life-shortening genetic disorder. DM1 is estimated to affect 40,000 people in the United States, and over 74,000 people in Europe. The U.S. Food and Drug Administration has granted PGN-EDODM1 both Orphan Drug and Fast Track Designations for the treatment of patients with DM1.

About PepGen

PepGen is a clinical-stage biotechnology company advancing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases. PepGen’s EDO platform is founded on over a decade of research and development and leverages cell-penetrating peptides to improve the uptake and activity of conjugated oligonucleotide therapeutics. Using these EDO peptides, our goal is to generate a pipeline of oligonucleotide therapeutic candidates designed to target the root cause of serious diseases.

For more information, please visit PepGen.com. Follow PepGen on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding the therapeutic potential and safety profile of our lead product candidate, including, based on early data, PGN-EDODM1, the magnitude of the cost savings from concluding the FREEDOM 1 trial with the 15 mg/kg cohort, the ability to complete enrollment and dose escalation in the FREEDOM2 trial, the expected timing for additional data reports from our FREEDOM Phase 1 trial and FREEDOM2 trial, ongoing and planned regulatory interactions, and our financial resources and expected cash runway.

Any forward-looking statements in this press release are based on current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to risks related to: delays or failure to successfully initiate or complete our ongoing and planned development activities for our current or future product candidates, including PGN-EDODM1; our ability to enroll patients in our clinical trials, including FREEDOM and FREEDOM2; that our interpretation of clinical and preclinical study results may be incorrect, or that we may not observe the levels of therapeutic activity in clinical testing that we anticipate based on prior clinical or preclinical results, including for PGN-EDODM1; our current and future product candidates, including PGN-EDODM1, may not be safe and effective or otherwise demonstrate safety and efficacy in our clinical trials; adverse outcomes from our regulatory interactions, including delays in regulatory review, clearance to proceed or approval by regulatory authorities with respect to our programs, including clearance to commence planned clinical studies of our product candidates, or other regulatory feedback requiring modifications to our development programs, including in each case with respect to our FREEDOM and FREEDOM2 clinical trials; changes in regulatory framework that are out of our control; unexpected increases in the expenses associated with our development activities or other events that adversely impact our financial resources and cash runway; and our dependence on third parties for some or all aspects of our product manufacturing, research and preclinical and clinical testing. Additional risks concerning PepGen’s programs and operations are described in our most recent annual report on Form 10-K and quarterly report on Form 10-Q that are filed with the SEC. PepGen explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

This release discusses our lead product candidate, PGN-EDODM1, an investigational therapy that has not been approved for use in any country and is not intended to convey conclusions about its efficacy or safety. There is no guarantee that PGN-EDODM1, or any other investigational therapy will successfully complete clinical development or gain regulatory authority approval.

Investor Contact
Laurence Watts
New Street Investor Relations
laurence@newstreetir.com

Media Contact

Julia Deutsch

Lyra Strategic Advisory, LLC

Jdeutsch@lyraadvisory.com

Condensed Consolidated Statements of Operations

(unaudited, in thousands except share and per share data)

	Three Months Ended June 30,
	2025	2024
Operating expenses:
Research and development	$ 18,391	$ 25,063
General and administrative	5,541	5,362
Total operating expenses	$ 23,932	$ 30,425
Operating loss	$ (23,932)	$ (30,425)
Other income (expense)
Interest income	842	2,121
Other (expense) income, net	3	(31)
Total other income, net	845	2,090
Net loss before income tax	$ (23,087)	$ (28,335)
Income tax expense	—	—
Net loss	$ (23,087)	$ (28,335)
Net loss per share, basic and diluted	$ (0.70)	$ (0.87)
Weighted-average common stock outstanding, basic and diluted	32,748,646	32,469,187

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	June 30, 2025 (unaudited)	December 31, 2024
Assets
Cash, cash equivalents and marketable securities	$ 74,653	$ 120,191
Other assets	27,589	30,692
Total assets	$ 102,242	$ 150,883
Liabilities and stockholders’ equity
Liabilities	$ 31,084	$ 32,263
Stockholders’ equity	71,158	118,620
Total liabilities and stockholders’ equity	$ 102,242	$ 150,883